680029 0023

AZ. CORP. COMMISSION FOR THE STATE OF AZ. FILED
526576-0

ARTICLES OF INCORPORATION

OF

PARENTS AND CHILDREN TOGETHER, INC.

I. NAME

The name of the Corporation is Parents and Children Together, Inc.

II. PURPOSE

The purpose for which this corporation is organized is the transaction of any lawful business for which a corporation may be incorporated under the laws of the State of Arizona, as such laws may be amended from time to time.

III. INITIAL BUSINESS

The Corporation initially intends to conduct the business of counseling and providing support services to families in crisis.

IV. CAPITAL STRUCTURE

The Corporation shall have the authority to issue a total of 1,000,000 (one million) shares of common stock, no par value.

V. STATUTORY AGENT

The name of the initial statutory agent of the Corporation is Mark M. Contento, 405 W. Franklin Street, Tucson, Arizona 85701.

002767

630029 0023

VI. PLACE OF BUSINESS

The known place of business of the Corporation shall be 6841 E. Rosewood, Tucson, Arizona 85710, or such other place as is designated from time to time by the corporation's board of directors.

VII. BOARD OF DIRECTORS

The initial board of directors shall consist of five (5) directors. The number of persons to serve on the board of directors shall thereafter be fixed in the manner provided in the bylaws. The persons who are to serve as directors until the first annual meeting of shareholders, or until their successors are elected and qualified and their respective addresses are as follows:

Gina Murphy-Darling
6841 E. Rosewood
Tucson, AZ 85710

Pat K. Reese
4113 E. Lee
Tucson, AZ 85712

VIII. INCORPORATORS

The incorporators of the Corporation and their respective addresses are:

Gina Murphy-Darling
6841 E. Rosewood
Tucson, AZ 85710

Mark M. Contento
405 W. Franklin
Tucson, AZ 85701

IX. DIRECTOR'S LIABILITY

A director's liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director is hereby eliminated to the full extent allowed by law.

2

630029 0023

X. PURCHASE OF SHARES

The Board of Directors may, from time to time, cause the corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the corporation.

XI. INDEMNIFICATION

The corporation shall indemnify any person who incurs expenses by reason of the fact he or she is or was an officer, director, employee, or agent of the corporation. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

IN WITNESS WHEREOF, for the purpose of forming this Corporation under the laws of the State of Arizona, we, the undersigned, constituting the incorporators of the Corporation, have executed these Articles of Incorporation this 7th day of May, 1992.

Regina Murphy-Darling
Gina Murphy-Darling

Mark M. Contento
Mark M. Contento

MMC\VISQU\PRNTCHLD.TOG\ARTICLES.INC.\050792

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6 3 0 0 2 9 0 0 2 3

*** * * CORPORATE DISCLAIMER * * ***

The undersigned who, at the request of a client, is an incorporator for PARENTS AND CHILDREN TOGETHER, INC. have similarly acted as incorporator for other corporations in the past. Accordingly, the undersigned cannot be certain that any such corporations have not had their charters revoked.

Mark M Contento

MARK M. CONTENTO

* * * * * * *

STATE OF ARIZONA)
) ss:
COUNTY OF PIMA)

Subscribed and sworn to before me this 11th day of May, 1992, by Mark M. Contento.

Teresa L Johnson

NOTARY PUBLIC

My Commission Expires:
6-20-92

FORMS\CRPORATE\DSCLAMER.FRM

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
PARENTS AND CHILDREN TOGETHER, INC.

Pursuant to provisions of A.R.S. § 10-1006, Parents and Children Together, Inc., an Arizona corporation (the "Corporation"), hereby adopts these Articles of Amendment to its Articles of Incorporation.

1. The name of the Corporation is Parents and Children Together, Inc.

2. Attached hereto as Exhibit "A" is the text of the amendment adopted.

3. The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

4. The amendment was adopted October 7, 1998.

5. The amendment was approved by the sole shareholder. There is one voting group eligible to vote on the amendment. The designation of voting groups entitled to vote separately on the amendment, the number of votes in each, the number of votes represented at the meeting at which the amendment was adopted and the votes cast for and against the amendment were as follows:

The voting group consisting of 2,100 outstanding shares of common stock is entitled to 2,100 votes. The amendment was approved by the unanimous written consent of the sole shareholder without a meeting. The voting group cast 2,100 votes for and 0 votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

DATED: October 27, 1998.

PARENTS AND CHILDREN TOGETHER, INC.

By: [signature]
Boyd Dover, President

EXHIBIT A

AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
PARENTS AND CHILDREN TOGETHER, INC.

1. Article 1 of the Articles of Incorporation is hereby amended to read as follows:

I. <u>NAME</u>

The name of the Corporation is Providence of Arizona, Inc.

STATE OF ARIZONA )
) ss.
County of Pima )

The foregoing instrument was acknowledged before me this 22th day of October, 1998 by Boyd Dover, as the President of Parents and Children Together, Inc.

Notary Public

[Seal and Expiration Date]

OFFICIAL SEAL
Janet E. McGee
Notary Public-Arizona
Pima County
My Commission Expires 5/10/99

F:\WP\50\FILES\...\ARTICLES-AMEND.WPD